                                                                   EXHIBIT 21.1


     The following companies will constitute all the subsidiaries of the Registrant as of the closing of the Acquisitions and the consummation of the
Offerings:


                                                        State of Incorporation
         Company                                            Or Organization
         -------                                        ----------------------


Ace Electric, Inc.                                             Georgia
Amber Electric, Inc.                                           Florida
BW Consolidated, Inc.                                          Nevada
         BW/CEC, Inc.                                          Texas
         BW/BEC, Inc.                                          Texas
         BW/CEC, LLC                                           Nevada
         BW/BEC, LLC                                           Nevada
         Calhoun Electric Co. Ltd.                             Texas
         Bexar Electric Co. Ltd.                               Texas
Daniel Electrical Contractors, Inc.                            Florida
Daniel Electrical of Treasure Coast Inc.                       Florida
Hatfield Electric, Inc.                                        Arizona
Charles P. Bagby, Co., Inc.                                    Alabama
General Partner, Inc.                                          Alabama
         Haymaker Electric, Ltd.                               Alabama
Houston-Stafford Electric, Inc.                                Texas
Mills Electrical Contractors, Inc.                             Texas
         Fort Worth Regional Electrical Systems, L.L.C.        Texas
Muth Electric, Inc.                                            South Dakota
Pollock Electric Inc.                                          Texas
Reynolds Electric Corp.                                        Arizona
Rodgers Electric Company, Inc.                                 Washington
Stark Investments, Inc.                                        Texas
Summit Electric of Texas, Incorporated                         Texas
Thomas Popp & Company                                          Ohio
Thurman & O'Connell Corporation                                Kentucky